FOR IMMEDIATE RELEASE

CONTACT:

Stephen Ross	Stephen D. Axelrod, CFA (Investors)
Director	Alisa Steinberg (Media)
Remedent, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
310-922-5685	212-370-4500
docktor99@aol.com	steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

REMEDENT, INC. ANNOUNCES RESTRUCTURING OF ITS OTC DIVISION

Deurle, Belgium– December 16, 2008 -- Remedent, Inc. (OTCBB:REMI), an international company specializing in the research, development, manufacturing of oral care and cosmetic dentistry products, announced today that it has restructured its OTC division, consistent with its strategic plan to separate the OTC division from the Professional/veneer business and the organization as a whole.

This restructuring will provide both additional cash to Remedent as well as the elimination of all current and future overhead of the OTC division. The restructuring involved a sale of approximately half the interest of the OTC division led by Mr. Robin List, the Company’s former Chief Executive Officer and director to Mr. List and Concordia Fund BV, a non affiliated foreign investment firm. The assets, liabilities and income/expense of the OTC division will ultimately be held by a Dutch holding company, namely Remedent BV (hereinafter referred to as BV), that will be led by Mr. List with current Remedent directors maintaining Board control of this BV.

The BV will be responsible for all operating overhead expenses on a go forward basis as well as future financing and growth of the OTC division. Remedent, Inc plans on consolidating both divisions in its financial statements based on its percentage of ownership after the sale as well as its Board control over the BV subsidiary. Concordia Fund-BV, will provide financing and stewardship for the ongoing operations of the BV group. Concordia Fund-BV has agreed to invest working capital of one million Euro into the BV to strengthen its financial resources that will be reflected in our consolidated balance sheet.

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Mr. Guy De Vreese, Chairman of Remedent, Inc stated, "This restructuring will give us the best of both worlds. We can now aggressively pursue our Professional/veneer business both with Den-Mat principally in the USA and by ourselves in promising growth territories such as China, Australia and Western Europe. At the same time, Remedent also gets to share in the upside of the OTC business without the financial responsibility."

In connection with this sale, Mr. List resigned as director and CEO of Remedent, Inc. enabling him to focus on the management of the OTC business, namely OTC BV and its subsidiaries. Mr. De Vreese, the current Chairman and leader of the Professional division, will lead the Company as CEO. In connection with the sale, Mr. List also returned the shares he currently owns in Remedent back to the Company that will result in a 4% reduction in the number of outstanding shares of Remedent.

Mr. De Vreese will be leading a conference call to discuss in more detail the above referenced transaction. The call will be held on December 17, 2008 at 9:00 am EST. To access the call, dial 877-407-8037 (domestic) and 201-689-8037 (internationally) about 5-10 minutes prior to 9:00 AM EST. The conference call will also be available on replay starting at 12:00 noon EST on December 17, 2008, and ending on January 17, 2009. For the replay, U.S. participants please dial (877) 660-6853 (replay account # 313, replay conference # 307225). The access number for the replay for callers outside the U.S. is (201) 612-7415 (replay account # 313, replay conference # 307225).

About Remedent, Inc.

Remedent, Inc., a publicly-traded company on the OTCBB, specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. With offices in California, Belgium and Singapore, Remedent distributes its products in more than 35 countries.

Forward-looking Statement

Statements in this press release that are not statements of historical or current fact constitute "forward looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

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